                                                                    EXHIBIT 99.1
                                                            #2631






CONTACT:  Chuck Suits or Mary Lou Kromer     407/362-2600 or
                                             800/GRACE99


                       GRACE FULL YEAR OPERATING EARNINGS
                       PER SHARE RISE 11 PERCENT TO $3.33;
                   FOURTH QUARTER DECLINES 14 PERCENT TO $.95;
           SPECIAL CHARGES IN QUARTER AMOUNT TO $566 MILLION AFTER TAX


     BOCA RATON, Fla., February 5, 1996 -- W. R. Grace & Co. (NYSE:GRA) reported net operating earnings per share of $3.33 for the full year 1995, an 11 percent increase from the $3.01 per share recorded for 1994. Including special items in both periods, Grace recorded a loss of $326 million, or $3.40 per share for the full year 1995, compared with net income of $83 million or 88 cents per share in 1994.

     Full year sales of specialty chemicals rose 14 percent to $3.67 billion compared to $3.22 billion in 1994. In discontinued operations, sales for health care rose 11 percent to $2.08 billion, compared to $1.88 billion a year ago.

     For the fourth quarter of 1995, net operating earnings were $.95 per share, a decline of 14 percent from the $1.10 per share earned in the 1994 quarter. In addition, the company recorded special charges of $566 million after tax in the quarter, related to discontinued operations, restructuring activities, asset impairments and future spending for asbestos litigation and environmental remediation. Including the special charges, Grace reported a net loss of $474 million, or $4.87 per share, for the fourth quarter of 1995.

     Sales for flexible packaging and specialty chemicals businesses in the fourth quarter declined one percent to $933 million compared to $944 million a year ago.


                                     (more)

Health care sales rose two percent to $541 million, compared to $529 million in the year-ago quarter.

     "The lower operating results in the recent quarter do not diminish our expectations for improved earnings and significantly higher shareholder value as we proceed through the year," said Albert J. Costello, chairman, president and chief executive officer. "As we noted in January, the shortfall in the fourth quarter was related to a number of factors, most of which appear to be temporary in nature. The agreement we announced yesterday to combine Grace's health care business with the dialysis operations of Fresenius AG will bring substantial benefits both to NMC and to Grace's packaging and specialty chemicals businesses. This transaction, anticipated for completion by the third quarter of 1996, will create the world's largest fully integrated dialysis company, with exciting prospects for value-driven growth and continued leadership in quality of patient care," he said.

     "This transaction, combined with an expected transaction involving our Grace Dearborn water treatment business, will result in a significant reduction of Grace's debt, and more than restore the shareholders' equity impacted by the special charges taken in the fourth quarter. Execution of the stock repurchase program will further enhance per share results. In all, we will move significantly closer to attaining our goal of stronger, more predictable and sustainable growth in value," Mr. Costello concluded.

     In 1995, pretax operating earnings for flexible packaging and specialty chemicals rose 15 percent to $387 million, representing an all-time record for the group. This increase was achieved despite a 17 percent decline to $107 million in the fourth quarter. As previously reported, fourth quarter results included four fewer selling days


                                     (more)
than in the year-ago quarter due to a change in the reporting calendar made at the start of 1995. This had a volume impact of six percent.

- Packaging had a record year, with sales rising 19 percent to $1.7 billion versus 1994; operating earnings rose 20 percent.

     Packaging earnings for the quarter declined three percent, excluding the impact of fewer selling days. Underlying product strength was more than offset by a number of factors, primarily the three-week French strike which ended in December, temporary weakness in U.S. meat markets, and increased costs resulting from new line start-up activity and reduction in inventory levels.

- Catalyst and silica products also had a record year, with sales of $687 million, up 13 percent versus 1994; operating earnings rose 18 percent.

     Results for the quarter were mixed, excluding the change in selling days. Fluid cracking catalysts were down compared to an exceptionally strong year-ago quarter, primarily as a result of refineries continuing to process light crude oils. Silicas and adsorbents also declined due to several factors, while polyolefin catalysts rose due to strong volume and favorable costs.

- The smaller specialty chemicals businesses recorded 8 percent revenue gains for full year 1995 to $1.3 billion, while their earnings declined 22 percent.

     For the fourth quarter, construction products earnings rose modestly versus the year-ago quarter, primarily due to strength in cement and concrete products and lower costs. Results for both water treatment and container products declined, primarily due to continued high operating costs and the inability to raise prices.


                                     (more)

     Pretax operating earnings from health care declined eight percent in the quarter due to the absence of 1994 sales and related earnings associated with the 1993 federal budget ("OBRA 93") that are no longer being recorded. Absent the beneficial OBRA 93 impact in the 1994 quarter, current quarter revenues rose nine percent and operating income increased 27 percent. Strong increases in dialysis services and medical products were partly offset by a decline in the homecare division due to price competition in its base infusion business.

     During the fourth quarter, the company updated analyses of certain contingencies. Based on recent trends and reassessment of future plans and forecasts, provisions aggregating $566 million after tax were made as follows:

-    Discontinued Operations - Health Care - $69 million -
     For cumulative adjustments related to changing the method of recording certain billing adjustments, the recognition of a greater than forecasted actual experience rate for certain self insurance liabilities and changes in the amortization rates of certain intangible assets.

-    Other Discontinued Operations - $151 million -
     To reflect lower than expected net proceeds from planned disposition of the remaining discontinued operations, principally Grace Cocoa.

-    Asbestos - $179 million -
     Principally for a first-time estimate of future bodily injury claims, updated estimates of pending property damage and bodily injury cases, and related insurance recovery estimates.

-    Environmental - $50 million -
     For additional future spending for several sites.


                                     (more)

-    Restructuring, Asset Impairment and Other Costs - $117 million -
     To recognize costs of the previously-announced worldwide restructuring program along with certain asset impairments (as prescribed under a new accounting pronouncement - FASB No. 121 - Accounting for the impairment of long-lived assets) and other special costs, some of which related to previous divestments.

     Grace is a leading global supplier of flexible packaging and specialty chemicals, and a leading provider of specialized health care services.


                                       -0-

                                W. R. Grace & Co.
                    Consolidated Statement of Operations (a)
                           For Year Ended December 31
                           --------------------------
                          ($ Millions Except Per Share)




                                                               Fourth Quarter                                  Full Year
                                                        ----------------------------                 ----------------------------
                                                             1995           1994                        1995             1994
                                                        ------------    ------------                ------------     ------------
Sales                                                    $    933.4     $    944.4                  $  3,665.5       $  3,218.2
Other income                                                   28.6            4.4                        41.9             42.6
                                                         ------------   ------------               ------------      ------------
     Total                                               $    962.0     $    948.8                  $  3,707.4       $  3,260.8
                                                         ------------   ------------               ------------      ------------
Cost of goods sold and operating expenses                $    629.6     $    523.5                  $  2,247.2       $  1,900.8
Selling, general and administrative expenses                  243.9          227.2                       910.8            773.6
Depreciation and amortization                                  54.6           51.0                       177.6            165.0
Interest expense and related financing costs                   19.0           13.1                        71.3             49.5
Research and development expenses                              30.6           24.0                       120.6            106.8
Corporate expenses previously allocated to the
    health care segment                                         7.8            9.7                        37.8             37.1
Restructuring costs and asset impairments                     135.2              -                       179.5                -
Provision relating to asbestos-related liabilities
    and insurance coverage                                    275.0              -                       275.0            316.0
                                                         ------------   ------------               ------------      ------------
     Total                                               $  1,395.7     $    848.5                 $   4,019.8       $  3,348.8
                                                         ------------   ------------               ------------      ------------

(Loss)/Income Before Income Taxes                        $   (433.7)    $    100.3                 $    (312.4)      $    (88.0)

(Benefit from)/provision for income taxes                    (149.4)          35.4                      (115.8)           (46.6)
                                                         ------------   ------------               ------------      ------------
(Loss)/income from continuing operations                 $   (284.3)    $     64.9                 $    (196.6)      $    (41.4)
(Loss)/income from discontinued operations                   (189.5)          38.5                      (129.3)           124.7
                                                         ------------   ------------               ------------      ------------
    Net (loss)/income                                    $   (473.8)    $    103.4                 $    (325.9)      $     83.3
                                                         ------------   ------------               ------------      ------------
                                                         ------------   ------------               ------------      ------------

(LOSS)/EARNINGS PER SHARE
     Continuing operations                              $     (2.92)(b) $       .69                $     (2.05)(b)   $     (.45)(e)
     Discontinued operations                                  (1.95)(c)         .41                      (1.35)(c)         1.33
                                                         ------------   ------------               ------------      ------------
     Net (loss)/income                                  $     (4.87)(d) $      1.10                $     (3.40)(d)   $      .88(e)
                                                         ------------   ------------               ------------      ------------
                                                         ------------   ------------               ------------      ------------


Average number of shares (millions)                            97.3           94.0                       95.8             93.9


(a) 1994 results have been restated to reflect the classification of the health care segment as a discontinued operation in the second quarter of 1995.

(b) Includes losses from special items of $3.55 per share (or $345.6 after-tax) and $4.08 per share (or $391.3 after- tax) for the fourth quarter and full year 1995, respectively.

(c) Includes losses from special items of $2.27 per share (or $220.2 after-tax) and $2.65 per share (or $253.7 after- tax) for the fourth quarter and full year 1995, respectively.

(d) Includes losses from special items of $5.82 per share (or $565.8 after-tax) and $6.73 per share (or $645.0 after- tax) for the fourth quarter and full year 1995, respectively.

(e) Includes $2.13 per share for the 2nd quarter 1994 provision relating to asbestos-related insurance coverage.

                                W. R. Grace & Co.
                                Operating Results
                            Quarter Ended December 31
                            -------------------------
                          ($ Millions Except Per Share)

                                                                             PERCENT
                                                     1995        1994        CHANGE
                                                  --------    --------     ----------
Sales - Specialty Chemicals                       $  933.4    $  944.4       (1.2)%

Operating Income - Specialty Chemicals            $  107.0    $  128.1      (16.5)

Other Expenses / (Income):
  Interest/Financing (a)                          $   19.0    $   13.1       45.0
  Other                                              (13.8)        5.0     (376.0)
                                                  --------    --------
  Total Other Expenses                            $    5.2    $   18.1      (71.3)

Pretax Operating Earnings                         $  101.8    $  110.0       (7.5)

Corporate Expenses previously allocated
  To Health Care                                       7.8         9.7      (19.6)
                                                  --------    --------

Pretax Operating Earnings before Special Items    $   94.0    $  100.3       (6.3)

Provision for Income Taxes                            32.7        35.4       (7.6)
                                                  --------    --------

Net Operating Income before Special Items         $   61.3    $   64.9       (5.5)


Special Items - after-tax - Chemicals /
  Corporate:
  Restructuring/Other Activities                    (116.9)          -         ND
  Provision for Environmental Liabilities            (50.0)          -         ND
  Provision for Asbestos-related Liabilities        (178.7)          -         ND
                                                  --------    --------

Net (Loss)/Income from Continuing Operations      $ (284.3)   $   64.9     (538.1)

Net Loss from Disc. Ops. (after-tax
 excl. Health Care)                                 (151.3)          -         ND

Net (Loss)/Income from Discontinued
  Operations - Health Care (b)                       (38.2)       38.5     (199.2)
                                                  --------    --------

Net (Loss)/Income                                 $ (473.8)   $  103.4     (558.2)%
                                                  --------    --------
                                                  --------    --------


-----------------------------------------------------------------------------------------
EARNINGS PER SHARE - OPERATING EARNINGS
  (BEFORE SPECIAL ITEMS)
  From Operations - Specialty Chemicals           $    .63    $    .69       (8.7)%
  From Discontinued Operations -
    Health Care (b)                                    .32         .41      (22.0)
                                                  --------    --------
  Operating Earnings                              $    .95    $   1.10      (13.6)%
                                                  --------    --------
                                                  --------    --------
-----------------------------------------------------------------------------------------



(LOSS)/EARNINGS PER SHARE
  From Continuing Operations                      $  (2.92)   $    .69     (523.5)%
  From Discontinued Operations                       (1.95)        .41     (575.6)
                                                  --------    --------
  Net (Loss)/Income                               $  (4.87)   $   1.10     (542.7)%
                                                  --------    --------
                                                  --------    --------


Average Number of Shares (Millions)                   97.3        94.0


(a) After an allocation of interest/financing expenses to discontinued operations.

(b) DISCONTINUED OPERATIONS - HEALTH CARE

    Sales                                         $  540.6    $  528.5        2.3 %

    Operating Income                              $   83.6    $   90.9       (8.0)

    Interest/Financing Expenses                       28.8        20.9       37.8
                                                  --------    --------

    Pretax Operating Earnings                         54.8        70.0      (21.7)
    Provision for Income Taxes                        24.1        31.5      (23.5)
                                                  --------    --------

    Net Income from Discontinued Oper.
      before Special Items                        $   30.7    $   38.5      (20.3)%

    Special Items - after-tax                        (68.9)          -         ND
                                                  --------    --------

    Net (Loss)/Income from Discontinued
     Operations                                   $  (38.2)   $   38.5     (199.2)%
                                                  --------    --------
                                                  --------    --------

                                W. R. Grace & Co.
                                Operating Results
                             Year Ended December 31
                             ----------------------
                          ($ Millions Except Per Share)


                                                                                                                 PERCENT
                                                                              1995              1994             CHANGE
                                                                        --------------     -------------        ---------
Sales - Specialty Chemicals                                             $      3,665.5     $     3,218.2             13.9 %

Operating Income - Specialty Chemicals                                  $        387.4     $       336.5             15.1

Other Expenses:
  Interest/Financing (a)                                                $         71.3     $        49.5             44.0
  Other                                                                          (11.3)              8.9           (227.0)
                                                                        --------------     -------------
  Total Other Expenses                                                  $         60.0     $        58.4              2.7

Pretax Operating Earnings                                               $        327.4     $       278.1             17.7

Corporate Expenses previously allocated to Health Care                            37.8              37.1              1.9
                                                                        --------------     -------------

Pretax Operating Earnings before Special Items                          $        289.6     $       241.0             20.2

Provision for Income Taxes                                                        94.9              83.4             13.8
                                                                        --------------     -------------

Net Operating Income before Special Items                               $        194.7     $       157.6             23.5


Special Items - after-tax - Chemicals / Corporate:
  Provision for Corporate Governance                                             (18.6)                -               ND
  Gain on Sale of Interest in REG                                                    -              27.0           (100.0)
  Prov. for Environ. Costs/Staffing Reductions                                       -             (26.0)           100.0
  Restructuring/Other Activities                                                (144.0)                -               ND
  Provision for Environmental Liabilities                                        (50.0)                -               ND
  Provision for Asbestos-related Liabilities                                    (178.7)           (200.0)            10.7
                                                                        --------------     -------------

Net Loss from Continuing Operations                                     $       (196.6)    $       (41.4)          (375.0)

Net Loss from Disc. Ops. (after-tax excl. Health Care)                          (151.3)                -               ND

Net Income from Discontinued Operations - Health Care (b)                         22.0             124.7            (82.4)
                                                                        --------------     -------------

Net (Loss) / Income                                                     $       (325.9)    $        83.3           (491.2)%
                                                                        --------------     -------------
                                                                        --------------     -------------

------------------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE - OPERATING EARNINGS (BEFORE SPECIAL ITEMS)
  From Operations - Specialty Chemicals                                 $         2.03     $        1.68             20.8 %
  From Discontinued Operations - Health Care (b)                                  1.30              1.33             (2.3)
                                                                        --------------     -------------
  Operating Earnings                                                    $         3.33     $        3.01             10.6 %
                                                                        --------------     -------------
                                                                        --------------     -------------

------------------------------------------------------------------------------------------------------------------------------



(LOSS) / EARNINGS PER SHARE
  From Continuing Operations                                            $        (2.05)     $       (.45)          (355.6)%
  From Discontinued Operations                                                   (1.35)             1.33           (201.5)
                                                                        --------------     -------------
  Net (Loss) / Income                                                   $        (3.40)     $        .88           (486.4)%
                                                                        --------------     -------------
                                                                        --------------     -------------


Average Number of Shares (Millions)                                               95.8              93.9

(a) After an allocation of interest/financing expenses to discontinued operations.

(b)  DISCONTINUED OPERATIONS - HEALTH CARE

     Sales                                                              $      2,076.8      $    1,875.1             10.8 %

     Operating Income                                                   $        315.6      $      287.5              9.8

     Interest/Financing Expenses                                                  93.5              60.4             54.8
                                                                        --------------     -------------

     Pretax Operating Earnings                                                   222.1             227.1             (2.2)
     Provision for Income Taxes                                                   97.7             102.4             (4.6)
                                                                        --------------     -------------

     Net Income from Discontinued Oper. before Special Items            $        124.4      $      124.7             (0.2)%

     Special Items - after-tax                                                  (102.4)                -               ND
                                                                        --------------     -------------

     Net Income from Discontinued Operations                            $         22.0      $      124.7            (82.4)%
                                                                        --------------     -------------
                                                                        --------------     -------------

                                W. R. Grace & Co.
                      Specialty Chemicals Supplemental Data
                1995 Sales and Percent Change Versus Prior Period
                -------------------------------------------------
                              (Dollars In Millions)


QUARTER ENDED DECEMBER 31
--------------------------
                                                                            Amount of Inc/(Dec) Due to:
                                                                  ---------------------------------------------
                                          Sales
                               -------------------------                        Price/
                                 1995 (a)         1994              Vol.         Mix          Exch.      Total
                               ----------    ------------         ---------    --------     --------    -------
Packaging                      $    440.6    $      436.6            (3)%           3 %          1 %         1 %
Catalysts/Silicas                   175.5           175.4            (7)            5            2           -
Construction                        101.0           108.6            (7)            -            -          (7)
Container                            84.0            88.1            (4)           (2)           1          (5)
Water Treatment                      98.5           100.7            (5)            1            2          (2)
Other                                33.8            35.0           (18)           11            3          (4)
                               ----------    ------------
  Total                        $    933.4    $      944.4            (5)%           3 %          1 %        (1)%
                               ----------    ------------
                               ----------    ------------




YEAR ENDED DECEMBER 31
----------------------
                                                                            Amount of Inc/(Dec) Due to:
                                                                  ---------------------------------------------
                                          Sales
                               -------------------------                        Price/
                                 1995 (a)         1994              Vol.         Mix          Exch.      Total
                               ----------    ------------         ---------    --------     --------    -------

Packaging                      $  1,692.1    $    1,417.5             10 %          6 %          3 %        19 %
Catalysts/Silicas                   687.3           609.7              4            5            4          13
Construction                        397.2           387.1              1            1            1           3
Container                           357.4           324.5              5            -            5          10
Water Treatment                     398.5           363.4              5            2            3          10
Other                               133.0           116.0              4            8            3          15
                               ----------    ------------
  Total                        $  3,665.5    $    3,218.2              7 %          4 %          3 %        14 %
                               ----------    ------------
                               ----------    ------------

(a) Specialty Chemicals' reporting calendar was adjusted to a month-end reporting basis in 1995. This resulted in approximately four less selling days in the fourth quarter of 1995 as compared to 1994.

                                W. R. Grace & Co.
                               Specialty Chemicals
                                 Geographic Data
                                 ---------------
                              (Dollars In Millions)


QUARTER ENDED DECEMBER 31
-------------------------
                                                                                            Pretax
                                                              Sales                     Operating Income
                                                    ---------------------------     --------------------------
                                                       1995             1994           1995           1994
                                                    ----------       ----------     ----------      ----------
SPECIALTY CHEMICALS
      North America                                     $  459           $  479           $ 62            $ 69
      Europe                                               291              284             21              33  (a)
      Latin America                                         66               68              7               8
      Asia Pacific                                         118              113             17              18


                                                    ----------       ----------     ----------      ----------
          Total Specialty Chemicals                     $  934           $  944          $ 107           $ 128
                                                    ----------       ----------     ----------      ----------
                                                    ----------       ----------     ----------      ----------



YEAR ENDED DECEMBER 31
----------------------
                                                                                            Pretax
                                                              Sales                     Operating Income
                                                    ---------------------------     --------------------------
                                                       1995             1994           1995           1994
                                                    ----------       ----------     ----------      ----------

SPECIALTY CHEMICALS
      North America                                   $  1,821         $  1,679         $  208          $  192
      Europe                                             1,147              955             96              69 (a)
      Latin America                                        253              218             18              20
      Asia Pacific                                         445              366             65              56


                                                    ----------       ----------     ----------      ----------
         Total Specialty Chemicals                    $  3,666         $  3,218         $  387          $  337
                                                    ----------       ----------     ----------      ----------
                                                    ----------       ----------     ----------      ----------

(a) Includes costs of $1 for the quarter and $11 year-to-date associated with streamlining certain European chemical operations.